UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2010

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-32970	20-5196741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (zip code)

(708) 450-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on September 27, 2010, Alberto-Culver Company (“Alberto Culver”) entered into an Agreement and Plan of Merger with Unilever N.V., Unilever PLC, Conopco, Inc. and ACE Merger, Inc. (collectively, “Unilever”), which agreement was amended on November 29, 2010 (the “Merger Agreement”). On December 17, 2010, at a special meeting of the stockholders of Alberto Culver (the “Special Meeting”), the stockholders voted to adopt the Merger Agreement. The tabulation is set forth below:

For	Against	Abstain

80,265,585	285,318	185,189

In connection with the Special Meeting, Alberto Culver also solicited proxies with respect to a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there were not sufficient votes in favor of adoption of the Merger Agreement at the time of the Special Meeting. The adjournment proposal, which was unnecessary in light of the approval of the adoption of the Merger Agreement by Alberto Culver’s stockholders as indicated above, was withdrawn and not submitted to the stockholders of Alberto Culver for approval at the Special Meeting.

Item 8.01.	Other Events

On December 17, 2010, the United States Department of Justice (the “DOJ”) issued to Alberto Culver and Unilever formal requests for additional information and documentary material (commonly referred to as a “second request”) with respect to the transactions contemplated by the Merger Agreement. These requests have the effect of extending the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), until 30 days after both parties have substantially complied with the requests, subject to any modifications of the requests to which the DOJ may agree.

The closing of the transactions contemplated by the Merger Agreement remains subject to the fulfillment or waiver of certain closing conditions that have not yet been satisfied, including (i) the expiration or termination of any waiting period applicable to the merger required under the HSR Act, (ii) the receipt, expiration or termination, as applicable, of all waivers, consents, approvals and waiting periods under any competition, merger control, antitrust or similar law or regulation in each jurisdiction agreed to by the parties to the Merger Agreement and as may be necessary in any other jurisdiction and (iii) other customary closing conditions.

A copy of the press release announcing the approval of the Merger Agreement by the stockholders of Alberto Culver and the receipt of the second request is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

Number	Description
99.1	Press release dated December 17, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ Ralph J. Nicoletti
Name:	Ralph J. Nicoletti
Title:	Executive Vice President and Chief Financial Officer

Date: December 17, 2010

EXHIBIT INDEX

Number	Description
99.1	Press release dated December 17, 2010